EXHIBIT 99.1

Verisk Analytics, Inc. Supplemental Revenue and Revenue Growth Data ($ in thousands)

	2008 FY	2009 FY	2010 Q1	2010 Q2	2010 Q3	2010 Q4	2010 FY	2011 Q1	2011 Q2
Revenue
Risk Assessment	$504,391	$523,976	$134,578	$134,289	$136,269	$137,002	$542,138	$140,543	$140,530
Decision Analytics (by Theme)
Insurance	$311,125	$331,587	$87,817	$93,018	$93,828	$98,180	$372,843	$105,300	$112,334
Mortgage and Financial Services	55,196	105,627	33,767	32,955	36,056	34,587	137,365	32,696	35,643
Healthcare	21,503	50,064	14,294	15,037	14,389	14,252	57,972	15,617	19,322
Specialized Markets	1,335	15,850	5,698	6,378	6,812	9,137	28,025	18,713	19,451

Total Decision Analytics	$389,159	$503,128	$141,576	$147,388	$151,085	$156,156	$596,205	$172,326	$186,750

Total Revenue	$893,550	$1,027,104	$276,154	$281,677	$287,354	$293,158	$1,138,343	$312,869	$327,280

Growth
Risk Assessment		3.9%	3.9%	0.7%	4.8%	4.5%	3.5%	4.4%	4.6%
Decision Analytics (by Theme)
Insurance		6.6%	11.2%	12.3%	10.2%	16.0%	12.4%	19.9%	20.8%
Mortgage and Financial Services		91.4%	44.3%	35.9%	34.5%	11.0%	30.0%	-3.2%	8.2%
Healthcare		132.8%	42.8%	4.7%	15.8%	7.4%	15.8%	9.3%	28.5%
Specialized Markets		nm	48.7%	100.4%	74.9%	85.0%	76.8%	228.4%	205.0%

Total Decision Analytics		29.3%	21.9%	18.3%	17.8%	16.5%	18.5%	21.7%	26.7%

Total Revenue Growth		14.9%	12.4%	9.2%	11.2%	10.6%	10.8%	13.3%	16.2%

Growth excluding Acquisitions
Risk Assessment		3.9%	3.9%	0.7%	4.8%	4.5%	3.5%	4.4%	4.6%
Decision Analytics (by Theme)
Insurance		6.5%	10.9%	11.9%	9.9%	14.3%	11.8%	12.9%	14.2%
Mortgage and Financial Services		91.4%	43.9%	32.6%	31.0%	7.5%	27.3%	-6.4%	8.2%
Healthcare		46.5%	32.4%	-4.8%	8.0%	7.4%	9.1%	9.3%	7.5%
Specialized Markets		na	48.7%	100.4%	74.9%	45.3%	64.5%	29.0%	22.1%

Total Decision Analytics		20.8%	20.6%	16.3%	16.1%	13.2%	16.4%	8.6%	12.5%

Total Revenue Growth		11.2%	11.8%	8.2%	10.4%	8.9%	9.8%	6.6%	8.8%